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                                                                    Exhibit 16.1


                   David E. Coffey, Certified Public Accoutant
                           3651 Lindell Road, Suite H
                             Las Vegas, Nevada 89103

                                  March 6, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the section entitled "Item 14 Change in Accountants" in the Registration Statement on Form 10 of Blue Zone, Inc. and I am in agreement with the statements contained therein.

                                       Sincerely,

                                       /s/ David Coffey C.P.A.
                                      .